                                                                   EXHIBIT 10aaa

      FORM OF BELLSOUTH CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN
                         2006 PERFORMANCE SHARES AWARD

                              TERMS AND CONDITIONS
                         (Internal performance metrics)

               BellSouth Corporation, a Georgia corporation ("BellSouth"), acting pursuant to action of its Board of Directors and in accordance with the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan"), hereby grants to NAME ("Employee") Performance Shares under the terms set forth in this Performance Shares Award Agreement ("Agreement"), effective as of 3/1/2006:

         1. Award Grant. BellSouth grants to Employee Performance Shares effective as of the date above (the "Award"). The Award is subject to the terms and conditions of this Agreement, and to the further terms and conditions applicable to Performance Shares as set forth in the Plan.

         2. Performance Cycle. The Performance Cycle with respect to the Award shall be the three consecutive calendar year period commencing January 1, 2006 and ending December 31, 2008.

         3. Performance Pool. The Performance Pool is equal to the greater of:
(A) nine-tenths of one percent (0.9%) of BellSouth's average Operating Cash Flow, or (B) one and one-half percent (1.5%) of BellSouth's average Net Income, in each case, for fiscal years 2006, 2007 and 2008.

         4. Performance Objectives. The Award shall be payable only if average Operating Cash Flow or average Net Income, in each case, for fiscal years 2006, 2007 and 2008, is positive.

         5. Determination of Performance Shares Payable.

               (a) Committee Certification. As soon as practicable following the receipt by the Compensation Committee of a report from BellSouth's independent auditor of BellSouth's Operating Cash Flow and Net Income for the fiscal year ending December 31, 2008, the Compensation Committee shall certify in writing whether one or more of the Performance Objectives have been satisfied and, if so, the amount of the Performance Pool.

               (b) Determination of Performance Shares Payable. If one or more of the Performance Objectives have been satisfied, the Compensation Committee shall, as soon as practicable following its certification, calculate the number of Performance Shares payable under this Agreement based on the lesser of (i) ###,### and (ii) a number of Performance Shares equal to the product of (A) the Performance Pool divided by the End of Period Share Price (as defined below) times (B) ##% ; provided, however, the Compensation Committee may, in its sole discretion, reduce the number of Performance Shares payable to Employee with respect to the Award, but not below zero (the "Performance Shares Payable").

               (c) Payment. Employee shall be paid an amount in cash determined by multiplying the number of Performance Shares Payable by the End of Period Share Price. The amount so determined shall be paid as soon as administratively practicable after the certification by the Compensation Committee in accordance with Paragraph 5(a) above, but in no event later than 2 1/2 months following the end of the Performance Cycle. Except as otherwise provided in this Agreement, the "End of Period Share Price" shall mean the average of the closing prices quoted on the New York Stock Exchange (NYSE) for all trading days during the period beginning on October 1, 2008 and ending on December 31, 2008.

               (d) Dividends. If the Compensation Committee certifies that one or more of the Performance Objectives have been satisfied pursuant to Paragraph 5(a) above, Employee shall be paid an amount equal to the number of Performance Shares Payable determined pursuant to Paragraph 5(b) above, if any, multiplied by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) during the Performance Cycle. Any amount payable pursuant to this Paragraph 5(d) shall be paid in cash as soon as administratively practicable after the certification by the Compensation Committee, but in no event later than 2 1/2 months following the end of the Performance Cycle.

         6. Death, Disability or Retirement. In the event of a termination of Employee's employment with BellSouth or any Subsidiary, or any employer described in Paragraph 12 (also referred to herein as a "Subsidiary"), during the Performance Cycle by reason of: (i) death of Employee; (ii) "Disability" (as defined in the Plan); or (iii) retirement which entitles Employee to a service pension or service benefit under the terms of the BellSouth Personal Retirement Account Pension Plan or the BellSouth Supplemental Executive Retirement Plan, respectively, or a retirement pension under any alternative plan maintained by Employee's employer which BellSouth determines to be comparable to such a service pension or service benefit, and not for "Cause" (as defined in the Plan), Employee or his or her Beneficiary, as the case may be, shall, if the Compensation Committee certifies that one or more of the Performance Objectives have been satisfied with respect to the Award pursuant to Paragraph 5(a) above, be entitled to a prorated payment under this Agreement. Such payment, if any, shall equal the sum of (a) and (b) below and be paid as soon as administratively practicable after the certification by the Compensation Committee, but in no event later than 2 1/2 months following the end of the Performance Cycle:

               (a) the product of (x) the amount described in Paragraph 5(c) above (taking into account the Compensation Committee's discretion to reduce the number of Performance Shares payable pursuant to Paragraph 5(b) above), multiplied by
                       (y) a fraction, the numerator of which is the number of whole or partial calendar months elapsed between January 1, 2006 and the date of Employee's termination of employment, and the denominator of which is thirty-six
                       (36); and

               (b) the amount determined by multiplying the number of Performance Shares Payable (taking into account the Compensation Committee's discretion to reduce the number of such Shares pursuant to Paragraph 5(b) above) by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) through the date of Employee's termination of employment.

         7. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a "Change in Control" (as defined in the Plan), (i) the Performance Cycle described in Paragraph 2 above shall end on the last day of the calendar quarter most recently preceding (or coincident with) the occurrence of the Change in Control (referred to hereinafter as the "Modified Performance Cycle"); (ii) the Compensation Committee shall as soon as practicable thereafter certify whether one or more of the Performance Objectives have been satisfied with respect to the Modified Performance Cycle; and (iii) Employee shall, if the Compensation Committee certifies that one or more of the Performance Objectives have been satisfied with respect to the Modified Performance Cycle, be entitled to a payment equal to the sum of (a) and (b) below, to be paid as soon as administratively practicable following the occurrence of Change in Control, but in no event more than six (6) months thereafter:

               (a) the amount determined with respect to the Modified Performance Cycle pursuant to Paragraph 5(c) above (taking into account the Compensation Committee's discretion to reduce the number of Performance Shares payable pursuant to Paragraph 5(b) above), multiplied by a fraction, the numerator of which is the number of whole or partial calendar months elapsed during the Modified Performance Cycle, and the denominator of which is thirty-six (36); and

               (b) the amount determined by multiplying the number of Performance Shares Payable with respect to the Modified Performance Cycle (taking into account the Compensation Committee's discretion to reduce the number of such Shares pursuant to Paragraph 5(b) above) by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) during the Modified Performance Cycle.

         For purposes of this Paragraph 7, the End of Period Share Price shall mean the average of the closing prices quoted on the NYSE for all trading days during the 90-day period immediately preceding the date of the Change in Control.

         8. Forfeiture. In the event Employee terminates employment with BellSouth and its Subsidiaries, under circumstances other than those described in Paragraph 6 above, prior to the date on which an amount is payable hereunder, Employee shall forfeit all of his or her interest in the Award except to the extent previously paid. For purposes of this Agreement, if the Employee participates in the BellSouth Transitional Leave of Absence Program for Management Employees, or any successor plan or program, the Employee will be deemed to have terminated employment upon the commencement of transitional leave.

         9. Employment and Termination. Neither the Plan, this Agreement nor any related documents, communications or other material shall give Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Employee's employment with or without cause at any time.

         10. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Employee, require payment from Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Performance Shares, and Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

         11. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Employee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

         12. Certain Employment Transfers. In the event Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then Employee shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Employee's assignment, or Employee otherwise fails to meet the terms of Employee's assignment, at which time Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

         13. Non-Transferability. Performance Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

         14. Miscellaneous.

                (a) Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall supercede and replace the conflicting terms of this Agreement.

                (c) Nothing in this Agreement or the Plan shall be deemed or construed to create an obligation for the Compensation Committee, BellSouth or any Subsidiary to make any payment with respect to the Award.

                (d) The Plan and this Agreement shall be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, BellSouth has executed this Agreement as of the date first written above.



                                           BELLSOUTH CORPORATION
                                           By:
                                              ----------------------------------
                                           Title: Vice President-Human Resources